As filed with the Securities and Exchange Commission on June 10, 1999
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              BIG CITY BAGELS, INC.
             (Exact name of registrant as specified in its charter)

           New York                                       11-3137508
  (State or Other Jurisdiction of                      (I.R.S. Employer
   Incorporation or Organization)                    Identification Number)

                                99 WOODBURY ROAD
                           HICKSVILLE, NEW YORK 11801
                    (Address of principal executive offices)

                          1996 PERFORMANCE EQUITY PLAN
                          1998 PERFORMANCE EQUITY PLAN
                                       AND
                           OTHER EMPLOYEE OPTION PLAN
                            (Full title of the Plans)

                                  MARK WEINREB
                Chairman of the Board and Chief Executive Officer
                              Big City Bagels, Inc.
                                99 Woodbury Road
                           Hicksville, New York 11801
                                 (516) 932-5050
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                             DAVID ALAN MILLER, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                                 (212) 818-8800



CALCULATION OF REGISTRATION FEE
=========================================== ==================== ===================== ====================== ====================
Title of Securities                            Amount to be        Proposed maximum      Proposed maximum          Amount of
to be registered                                registered          offering price           aggregate         registration fee
                                                                      per share           offering price
=========================================== ==================== ===================== ====================== ====================

Common Stock issuable upon exercise of            10,000 shares            $0.9375(1)  $        406,625.00  $          113.04
options granted and outstanding under the            480 shares             $3.125(1)
Registrant's 1996 Performance Equity Plan          8,000 shares           $ 4.6875(1)
("1996 Plan")                                      2,100 shares             $10.00(1)
                                                   3,000 shares             $20.00(1)
                                                  10,000 shares            $26.875(1)
                                                     200 shares             $42.50(1)
=========================================== -------------------- --------------------- ---------------------- ----------------------
Common Stock issuable upon exercise of            28,232 shares            $ 1.125(2)  $         31,761.00    $          8.83
options that may be granted under the
1996 Plan
=========================================== -------------------- --------------------- ---------------------- ----------------------
Common Stock issuable upon exercise of           100,000 shares             $1.00 (1)  $        100,000.00    $         27.80
options granted and outstanding under the
Registrant's 1998 Performance Equity Plan
("1998 Plan")
=========================================== -------------------- --------------------- ---------------------- ----------------------
Common Stock issuable upon exercise of           300,000 shares            $ 1.125(2)  $        337,500.00    $         93.83
options that may be granted under the
1998 Plan
=========================================== -------------------- --------------------- ---------------------- ----------------------
Common Stock issuable upon exercise of            25,000 shares              $0.48(1)           $33,875.00              $9.42
options granted under other employee              12,500 shares              $0.75(1)
option plan ("Other Employee Option Plan")        12,500 shares              $1.00(1)
====================================================================================== ====================== ====================
                                                              TOTAL                    $        909,761.00   $        252.92
====================================================================================== ====================== ====================

(1) Represents the exercise prices payable for the shares issuable upon exercise of outstanding options granted under the 1996 Plan, 1998 Plan or Other Employee Option Plan, as the case may be, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(2) Based on the average of the bid and asked price of the Common Stock as reported by the OTC Bulletin Board on June 8, 1999 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act.

                              ---------------------


         In accordance with the provisions of Rule 462 promulgated under the Securities Act, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.


                              ---------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information *

Item 2.   Registrant Information and Plan Annual Information *












 * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") are incorporated by reference in this Registration Statement:

         (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

         (2)      Quarterly Report on Form 10-QSB for the quarter ended March
                  31, 1999;

         (3)      Current Report on Form 8-K, dated May 21, 1999; and

         (4) The description of the Common Stock contained in the Registrant's 8-A Registration Statement filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for purposes of updating such description.

         At all times that this Registration Statement is deemed effective, documents filed by the Registrant after the date hereof pursuant to its obligations under the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement contained herein in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Sections 721 through 726, inclusive, of the Business Corporation Law of New York ("BCL") authorizes New York corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been officers or directors and to purchase and maintain insurance for indemnification of such officers and directors.

         Section 402(b) of the BCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors' personal liability to the corporation or its shareholders for damages arising out of certain alleged breaches of their duties as directors. The BCL, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (1) acts or omissions made in bad faith or which involved intentional misconduct or a knowing violation of law; (2) the declaration of dividends or other distributions or repurchase or redemption of shares in violation of the BCL; (3) the distribution of assets after dissolution or making loans to directors in violation of the BCL; or (4) any transaction from which the director derived a financial profit or other advantage to which he was not legally entitled.

         The Registrant's Restated Certificate of Incorporation, as amended, provides that the personal liability of the directors of the Registrant is eliminated to the fullest extent permitted by Section 402(b) of the BCL. In addition, the By-laws of the Registrant, as amended, provide in substance that, to the fullest extent permitted by New York law, each director and officer shall be indemnified by the Registrant against reasonable expenses, including attorney's fees, and any liabilities that he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of the Registrant. The indemnification provided by the Registrant's By-laws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled.

         The Registrant's employment agreement with Mark Weinreb provides that the Registrant shall indemnify him and hold him harmless for the consequences of all acts and decisions made by him in good faith while performing services for the Registrant. The Registrant also has directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

 Exhibit No.  Description

4.1           1996 Performance Equity Plan (incorporated by reference to Exhibit
              10.4 to the Registrant's Registration Statement on Form SB-2
              (No. 333-2154))

4.2           1998 Performance Equity Plan (incorporated by reference to Exhibit
              10.14 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998)

4.3 Stock Option Agreement between the Registrant and Mark Weinreb, dated as of May 21, 1999 (incorporated by reference to Exhibit
              10.2 to the Registrant's Current Report on Form 8-K, dated May 21,
              1999)

5.1           Opinion of Graubard Mollen & Miller

23.1          Consent of Richard A. Eisner & Company, LLP

23.2          Consent of Graubard Mollen & Miller (included in Exhibit 5.1)


Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hicksville, State of New York, on this 8th day of June, 1999.

                                          BIG CITY BAGELS, INC.


                                          By:   /s/ Mark Weinreb
                                             Mark Weinreb, Chairman of the Board
                                             and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Weinreb his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   /s/ Mark Weinreb          Chairman of the Board, Chief           June 8, 1999
---------------------        Executive Officer and Secretary
Mark Weinreb

  /s/ Stanley Weinreb        Director                               June 8, 1999
---------------------
Stanley Weinreb

  /s/ Stanley Raphael        Director                               June 8, 1999
---------------------
Stanley Raphael

  /s/ Nelson Braff           Director                               June 8, 1999
---------------------
Nelson Braff

  /s/ Alan Pearlstein        Director                               June 8, 1999
---------------------
Alan Pearlstein

  /s/ Howard J. Fein         Chief Financial Officer (and           June 8, 1999
---------------------        principal accounting officer)
Howard J. Fein

                                  EXHIBIT INDEX


 Exhibit No.     Description

4.1 1996 Performance Equity Plan of the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form SB-2 (No. 333-2154))

4.2              1998 Performance Equity Plan (incorporated by reference to
                 Exhibit 10.14 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998)

4.3 Stock Option Agreement between the Registrant and Mark Weinreb, dated as of May 21, 1999 (incorporated by reference to Exhibit
                 10.2 to the Registrant's Current Report on Form 8-K, dated May 21, 1999)

5.1              Opinion of Graubard Mollen & Miller

23.1             Consent of Richard A. Eisner & Company, LLP

23.2             Consent of Graubard Mollen & Miller (included in Exhibit 5.1)